EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997, except as to the second and first paragraphs of Note 3 which are as of February 16, 1997 and February 19, 1997, respectively, included in Item 8 of the Viacom Inc. Annual Report on Form 10-K for the year ended December 31, 1996.





PRICE WATERHOUSE LLP





New York, New York
August 20, 1997